Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42926 of Big Dog Holdings, Inc. and subsidiaries on Form S-8 of our report dated March 14, 2005, appearing in this Annual Report on Form 10-K of
Big Dog Holdings, Inc. for the year ended December 31, 2004.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 30, 2005